Exhibit 99.2

October 25, 2018

Twitter Announces Third Quarter 2018 Results

Reports Q3 Year-Over-Year Revenue Growth of 29% and DAU Year-Over-Year Growth of 9%

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for its third quarter 2018.

“We’re achieving meaningful progress in our efforts to make Twitter a healthier and valuable everyday service," said Jack Dorsey, Twitter's CEO. “We’re doing a better job detecting and removing spammy and suspicious accounts at sign-up. We're also continuing to introduce improvements that make it easier for people to follow events, topics and interests on Twitter, like adding support for U.S. TV shows in our new event infrastructure. This quarter’s strong results prove we can prioritize the long-term health of Twitter while growing the number of people who participate in public conversation.”

“Our third quarter results reflect our success with advertisers, delivering revenue growth of 29 percent and better than expected growth across most products and geographies,” said Ned Segal, Twitter's CFO.  “We are demonstrating Twitter’s unique value proposition for advertisers through innovative ad formats, better relevance and continued improvement in ROI. Advertisers are choosing Twitter to reach the most valuable audience when they are most receptive.”

Third Quarter 2018 Operational and Financial Highlights

•

Q3 revenue totaled $758 million, an increase of 29% year-over-year, or an increase of 30% year-over-year when excluding the approximately $7 million of revenue in Q3’17 (its final quarter with reported revenue) from our fully-deprecated TellApart product.

○	Advertising revenue totaled $650 million, an increase of 29% year-over-year.
▪	Total ad engagements increased 50% year-over-year.
▪	Cost per engagement (CPE) decreased 14% year-over-year.
○	Data licensing and other revenue totaled $108 million, an increase of 25% year-over-year.
○	US revenue totaled $423 million, an increase of 28% year-over-year.
○	International revenue totaled $335 million, an increase of 30% year-over-year.
•	Q3 GAAP costs and expenses totaled $666 million, an increase of 14% year-over-year.
○	Q3 non-GAAP costs and expenses totaled $570 million, an increase of 22% year-over-year.
•

Q3 GAAP net income was $789 million, compared to a net loss of $21 million in the previous year, representing a GAAP net margin of 104% and GAAP diluted EPS of $1.02. Excluding the release of deferred tax asset valuation allowances of $683 million, we generated Q3 net income of $106 million, net margin of 14%, and diluted EPS of $0.14.

○	Q3 non-GAAP net income was $163 million compared to $78 million in the same period of the previous year, representing a non-GAAP net margin of 21% and non-GAAP diluted EPS of $0.21.
•	Q3 adjusted EBITDA was $295 million compared to $207 million in the same period of the previous year, representing an adjusted EBITDA margin of 39%.
•	Average daily active users (DAU) increased 9% year-over-year, compared to 14% in the same period of the previous year and compared to 11% in the previous quarter.
•

Average monthly active users (MAU) were 326 million for Q3, compared to 330 million in the same period of the previous year and compared to 335 million in the previous quarter, impacted by a number of factors including: GDPR, decisions we have made to prioritize the health of the platform and not move to paid SMS carrier relationships in certain markets, as well as a product change that reduced automated usage and a technical issue that temporarily reduced the number of notifications sent.

○	Average US MAUs were 67 million for Q3, compared to 69 million in the same period of the previous year and compared to 68 million in the previous quarter.
○	Average international MAUs were 259 million for Q3, compared to 260 million in the same period of the previous year and compared to 267 million in the previous quarter.

Outlook

For Q4, we expect:

•	Adjusted EBITDA to be between $320 million and $340 million
•	Adjusted EBITDA margin to be between 39% and 40%
•	Capital expenditures to be between $60 million and $85 million
•	Stock-based compensation expense to be in the range of $85 million to $90 million

Note that our outlook for Q4 reflects foreign exchange rates as of October 15, 2018.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below. Guidance for adjusted EBITDA and adjusted EBITDA margin excludes stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision (benefit) for income taxes, restructuring charges, and one-time nonrecurring gain. We have not reconciled adjusted EBITDA guidance to projected GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), other than stock-based compensation expense, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Appendix

Third Quarter Webcast and Conference Call Details

Twitter will host a conference call today, Thursday, October 25, 2018, at 5am Pacific Time (8am Eastern Time) to discuss financial results for the third quarter of 2018. The company will be following the conversation about the earnings announcement on Twitter. To have your questions considered during the Q&A, Tweet your question to @TwitterIR using #TWTR. To listen to a live audio webcast, please visit the company’s Investor Relations page at investor.twitterinc.com. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @jack, @nedsegal, @Twitter, and @TwitterIR as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Fourth Quarter and Full Year 2018 Earnings Release Details

Twitter will release financial results for the fourth quarter and full year of 2018 on February 7, 2019, before the market opens at approximately 4am Pacific Time (7am Eastern Time). On the same day, Twitter will host a conference call to discuss those financial results at 5am Pacific Time (8am Eastern Time).

About Twitter, Inc. (NYSE: TWTR)

Twitter is what’s happening in the world and what people are talking about right now. From breaking news and entertainment to sports, politics, and everyday interests, see every side of the story. Join the open conversation. Watch live-streaming events. Available in more than 40 languages around the world, the service can be accessed via twitter.com, an array of mobile devices, and SMS. For more information, please visit about.twitter.com, follow @Twitter, and download both the Twitter and Periscope apps at twitter.com/download and periscope.tv.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Twitter’s future financial and operating performance, including its outlook and guidance, Twitter's strategies, priorities, product and business plans, including strategies to improve the health of the platform. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Twitter's user base and engagement do not grow or decline; Twitter’s strategies, priorities or plans take longer to execute than anticipated; Twitter's new products and product features do not meet expectations; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, each filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. The forward-looking statements in this release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics

Twitter defines monthly active users (MAUs) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website, desktop or mobile applications, SMS or registered third-party applications or websites in the 30-day period ending on the date of measurement. Average MAUs for a period represent the average of the MAUs at the end of each month during the period. Twitter defines daily active usage or users (DAU) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website or mobile applications on any given day. Average DAUs for a period represent the average of the DAUs at the end of such period.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDA, non-GAAP net income, non-GAAP income before income taxes, non-GAAP provision for income taxes, non-GAAP costs and expenses, adjusted EBITDA margin, non-GAAP net margin, and non-GAAP diluted EPS. Twitter defines adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision (benefit) for income taxes, and restructuring charges and one-time nonrecurring gain. Twitter defines non-GAAP net income as net income (loss) adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment of investments in privately-held companies, restructuring charges and one-time nonrecurring gain, and adjustment to income tax expense based on the non-GAAP measure of profitability using Twitter’s blended US federal and state statutory tax rate. Twitter defines non-GAAP costs and expenses as total costs and expenses adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash expense related to acquisitions, restructuring charges, and one-time nonrecurring gain. Twitter defines non-GAAP income before income taxes as income (loss) before income taxes adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment of investments in privately held companies, restructuring charges, and one-time nonrecurring gain; and Twitter defines non-GAAP provision for income taxes as the current and deferred income tax expense commensurate with the non-GAAP measure of profitability using Twitter’s blended US federal and state statutory tax rate. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP net margin is calculated by dividing non-GAAP net income by revenue. Non-GAAP diluted EPS is calculated by dividing non-GAAP net income by non-GAAP share count. Non-GAAP share count is GAAP share count plus potential common stock instruments such as stock options, RSUs, shares to be purchased under employee stock purchase plan, unvested restricted stock, the conversion feature of convertible senior notes, and warrants. Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

Twitter uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income, non-GAAP income before income taxes, non-GAAP provision for income taxes, non-GAAP costs and expenses, non-GAAP net margin, adjusted EBITDA margin and non-GAAP diluted EPS in evaluating its operating results and for financial and operational decision-making purposes. Twitter believes that adjusted EBITDA, non-GAAP net income, non-GAAP costs and expenses, non-GAAP net margin, adjusted EBITDA margin and non-GAAP diluted EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses and one-time gains or charges that it excludes in adjusted EBITDA, non-GAAP net income, non-GAAP costs and expenses, non-GAAP net margin, adjusted EBITDA margin and non-GAAP diluted EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income, non-GAAP costs and expenses, non-GAAP net margin, adjusted EBITDA margin and non-GAAP diluted EPS provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Twitter also presents revenue without the effects of TellApart, which has been fully deprecated and no longer contributes to revenue, as well as net income, net margin and diluted EPS without the effect of the release of a deferred tax asset valuation allowance as such amount is non-operating.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Contacts

Investors:

Cherryl Valenzuela

ir@twitter.com

Press:

Brandon Borrman

press@twitter.com

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Non-GAAP net income and net income per share:
Net income (loss)	$789,179	$(21,095)	$950,293	$(199,142)
Exclude: Provision (benefit) for income taxes	(701,921)	3,564	(733,286)	10,171
Income (loss) before income taxes	87,258	(17,531)	217,007	(188,971)
Stock-based compensation expense	91,606	100,959	244,341	331,352
Amortization of acquired intangible assets	4,380	11,077	14,198	41,608
Non-cash interest expense related to convertible notes	30,878	20,355	74,909	59,644
Impairment of investments in privately-held companies	—	7,439	3,000	62,439
Restructuring charges and one-time nonrecurring gain	(18)	1,269	(1,266)	(8,529)
Non-GAAP income before income taxes	214,104	123,568	552,189	297,543
Non-GAAP provision for income taxes (1)	51,386	45,720	132,526	110,091
Non-GAAP net income	$162,718	$77,848	$419,663	$187,452
GAAP basic shares	756,537	736,515	752,233	729,626
Dilutive equity awards (2)	19,465	8,388	19,278	8,426
Non-GAAP diluted shares (3)	776,002	744,903	771,511	738,052
Non-GAAP diluted net income per share	$0.21	$0.10	$0.54	$0.25
Adjusted EBITDA:
Net income (loss)	$789,179	$(21,095)	$950,293	$(199,142)
Stock-based compensation expense	91,606	100,959	244,341	331,352
Depreciation and amortization expense	111,947	97,492	314,775	303,347
Interest and other expense, net	4,610	24,810	29,410	117,613
Provision (benefit) for income taxes	(701,921)	3,564	(733,286)	10,171
Restructuring charges and one-time nonrecurring gain	(18)	1,269	(1,266)	(8,529)
Adjusted EBITDA	$295,403	$206,999	$804,267	$554,812
Non-GAAP costs and expenses:
Total costs and expenses	$666,243	$582,354	$1,887,106	$1,783,097
Less: stock-based compensation expense	(91,606)	(100,959)	(244,341)	(331,352)
Less: amortization of acquired intangible assets	(4,380)	(11,077)	(14,198)	(41,608)
Less: restructuring charges and one-time nonrecurring gain	18	(1,269)	1,266	8,529
Total non-GAAP costs and expenses	$570,275	$469,049	$1,629,833	$1,418,666

(1) As a result of the Tax Act, the blended US federal and state statutory tax rate used to calculate our reported non-GAAP provisions for income taxes decreased from 37% to 24% beginning in the first quarter of 2018.

(2) Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stocks and warrants. There is no dilutive effect of the notes or the related hedge and warrant transactions.

(3) GAAP dilutive shares are the same as non-GAAP dilutive shares for the three and nine months ended September 30, 2018.